EXHIBIT 99

Introduction

Orient-Express Hotels Ltd.

Orient-Express Hotels is a hotel and travel company focused on the luxury sector of the leisure market with many iconic and highly acclaimed properties, offering an elite collection of travel experiences. We own or part-own and manage 51 businesses operating in 25 countries.

41 are hotels ranging across six continents, including iconic properties such as Hotel Cipriani in Venice, Grand Hotel Europe in St Petersburg, Hotel Ritz Madrid, Mount Nelson Hotel in Cape Town and Copacabana Palace in Rio de Janeiro. Restaurants include ‘21’ Club in New York and La Cabaña in Buenos Aires. Six tourist trains include the legendary Venice Simplon-Orient-Express in Europe, Eastern & Oriental Express in South East Asia and The Royal Scotsman. The Company also part-owns and manages PeruRail in Peru, which operates the Cuzco-Machu Picchu train services used by nearly every tourist to Peru, including the first class Hiram Bingham train experience. The m.v. Road To Mandalay provides luxury cruises on the Irrawaddy River in Burma and Afloat in France operates luxury péniche-hôtels (barges) on the inland waterways of France.

The Company’s long-term plan is to continue to acquire additional distinctive luxury properties throughout the world when market conditions improve. Orient-Express seeks properties that are special and unique as well as luxurious, and avoids the use of a chain brand. Instead, the local brand is promoted and the Orient-Express brand used as an assurance of quality to customers, since management believes that discriminating travellers seek distinctive individual hotels in preference to a chain.

There are also opportunities for the development of private residences in the portfolio. Certain hotels have vacant land adjacent to the property which is suitable for the construction of luxury vacation villas and apartments. Current projects include a marina development, Porto Cupecoy, on the Dutch side of St Martin, West Indies and a residential development in Charlottesville, Virginia.

Chairman’s message

April 2, 2009

Dear Shareholder,

As we enter 2009, we can only look back at 2008 as a year of extraordinary change. A year ago we were becoming aware of the initial impact of the credit crunch. The scale of the world economic crisis was not predicted by even the most bearish of commentators.

The slide in the value of listed shares, particularly in the banking and lodging sectors has seen companies like ours lose more than 80% of market capitalization and move from five years of consistent growth to a reduction in earnings. The future remains unclear, clouded by the inability of most businesses to look forward, given the volatility of the world’s financial situation.

Our short-term task very quickly became clear. To preserve cash, reduce debt and strengthen our balance sheet. Our President and Chief Executive Officer, Paul White and his management team worked hard to reposition the Company to survive what we expect will be a long and deep recessionary period. Mid year, some unpalatable decisions had to be made, including cutting employee numbers in all parts of the business in all geographic areas. Letting go of loyal and talented employees is always a difficult task.

The retrenchment included decisions to defer projects we had planned, including real estate projects in Mexico, Asia and the Caribbean; cancelling certain acquisitions and, while we regret the impact on shareholders, the decision to suspend our dividend.

Each of these decisions had one single objective, that being to preserve cash. Importantly, these decisions were all taken in 2008, leaving management clear to focus on driving revenue in 2009.

Driving revenue needs more than creative sales and marketing strategies. Those of our customers who are still travelling want to feel that they are receiving real value for money. This extends further than personalized, thoughtful delivery of services and world class travel-based experiences, to the fundamental philosophies of our business.

Today, more than ever, the role of companies involved in tourism is under scrutiny. Sustainability is now a mainstream business issue and that will not diminish in uncertain economic times. If anything, it matters more that the luxury sector is seen by its customers, business partners and regulators to be acting responsibly and making a positive difference in local communities. Orient-Express Hotels is highly committed to responsible tourism. As a member of the International Tourism Partnership, we work together with the people and places local to our businesses in ways that are appropriate to each location. We do all we can to protect nearby cultural sites and buildings and those where we play a major role in transporting visitors, from the Inca sanctuary at Machu Picchu to the historic monuments of Venice. We seek to protect the environment, especially the sensitive areas in which we operate, such as Botswana, and in our building and development projects. We make a contribution to local communities, from building schools in Burma and creating jobs for young people from favelas in Brazil, to supporting farmers whose produce supplies our hotels in Peru and supporting the creation of housing for homeless families in South Africa.

These are the things which concern today’s travellers. In this uncertain world, companies like ours seek to correlate with the conscience of our customers, enabling them to relax and enjoy our services.

The fundamentals of Orient-Express Hotels remain strong, with an asset base of literally irreplaceable properties. Our management is highly experienced and will be diligent in its navigation of the storm in which we find ourselves, to ensure that we come out of it a stronger business. We are focussed on liquidity, top line growth and the conversion of marginal revenue, while holding down costs. Our philosophy and operational strategies are positioning the Company to be ready for recovery.

Sincerely,

James B. Hurlock

Chairman

President’s Overview of Performance

As 2008 unfolded, the effects of the global economic crisis began to impact the lodging industry. Orient-Express’ performance in 2008 remained strong relative to its peer group, with same store RevPAR growing 3% in local currency (4% in US Dollars). EBITDA declined $22.7 million or 15% to $125.0 million in 2008, excluding EBITDA from Real Estate investments and impairment charges.

The result also reflected the costs of rationalizing our workforce and pulling back on development investment around the world, as strategically the Company ensures management emphasis is on its core profitable business.

Europe

Our European properties had a strong start to the year, but demand softened after the traditional high season months of June, July and August. The weak US Dollar in the early part of the year restricted demand, as did the impact of the economic crisis on the UK market. Overall, same store RevPAR declined 2% in local currency (but grew 3% in US Dollars). Our Italian hotels saw rate growth but occupancy declines, with Hotel Cipriani in Venice seeing ADR grow 8% to €1,164 in the year. Venice itself saw a disproportionate reduction in visitor arrivals in 2008, which may continue into 2009. The 2009 season includes the famed Biennale and this, along with the 11 new rooms and suites refurbished over the winter, will benefit the property. Rates increased by 6% at both Hotel Splendido in Portofino and Hotel Caruso Belvedere in Ravello, with the Caruso rate hitting €836, closer to the €1,031 achieved in Portofino. The work to position the property as the leading hotel on the Amalfi coast is showing results. Villa San Michele had a difficult year, with new room stock hitting Florence, which like Venice saw a drop in visitor arrivals.

In Portugal, Reid’s Palace had an excellent year, with the new facilities added at the end of 2006 showing good returns. EBITDA grew by 9% to $6.5 million. The story in Lisbon, where Lapa Palace saw EBITDA drop $0.6 million to $1.4 million clearly shows the difference in the current purchasing power of the leisure client versus the corporate client, with leisure underpinning the business in European capital cities. A 16% drop in occupancy at Hôtel de la Cité in Carcassonne, France resulted in operating profits dropping $0.9 million to $0.1 million in a difficult year for the region.

In Spain, performance was essentially flat, with Hotel Ritz, Madrid, recording a 3% growth in RevPAR, in local currency, driven by a 6% increase in ADR. La Residencia, aided by the eight new luxury suites opened at the end of 2007 saw revenues grow, in local currency, by 6%.

In the UK, Le Manoir aux Quat’ Saisons had a strong year. Despite being closed in January, total revenue grew 5% in local currency, with RevPAR up 7%. Under the continued stewardship of chef patron Raymond Blanc OBE, the reputation of this fine property continues to underpin returns.

At the Grand Hotel Europe in St Petersburg, Russia, the renovations which started in 2005 near completion, with 80% of the room stock now fully upgraded. EBITDA grew 12% in the year, to $23.6 million.

At this time, the outlook in Europe is difficult to gauge. High seasons are expected to fill, as regular visitors support the properties. Clearly business travel will decline, as corporate travellers either cease travelling or become budget constrained. Our decentralized approach to management will ensure that all our European properties continue to maximize revenues from all sources in what will be a tough year.

North America

In the most competitive market in which Orient-Express trades, we were pleased to see the region show RevPAR growth, albeit a modest 2%. EBITDA for the region dropped $3.0 million to $10.2 million for the year, almost entirely driven by the results of the Windsor Court Hotel in New Orleans. Again the property was hurricane impacted, this year by the one that did not happen, but saw the city close down; Gustav left its mark. A 2% growth in rates was more than offset by a 6% drop in occupancy, resulting in EBITDA dropping by $2.3 million. Elsewhere, our other domestic properties, the Inn at Perry Cabin and Keswick Hall saw small occupancy growth of 2% and 1% respectively, with rates essentially flat. Charleston Place, which is our only hotel with significant exposure to the groups market, saw occupancy decline 8%, with a similar decline in total revenue.

Elsewhere, our properties in Mexico and the Caribbean all showed strong revenue growth, with La Samanna on the island of St Martin increasing revenue by 8%, Maroma Resort and Spa on Mexico’s Riviera Maya recording a 7% increase and Casa de Sierra Nevada in San Miguel de Allende showing 36% growth.

Due to the macro economic situation in North America, we have decided to defer our project to restore the 77 room El Encanto in Santa Barbara, with the re-opening now scheduled for 2011.

Rest of World

This region, encompassing South America, southern Africa, Australasia and South East Asia had a good year, with same store local currency RevPAR up 12% (6% in US Dollars), underpinned by both occupancy and rate growth.

In South America, Copacabana Palace in Rio de Janeiro saw EBITDA increase by 6%, with the property increasing its room count by 20 keys which will come on line early 2009. Our property at Iguaçu Falls, Hotel das Cataratas is currently undergoing a full renovation, with the first phase well under way by the end of 2008. Seventy-seven of its original 203 rooms opened in January 2009. The final phase will be complete in the fourth quarter of 2010. In Peru, Hotel Monasterio, Machu Picchu Sanctuary Lodge, Las Casitas del Colca and the Miraflores Park Hotel all had a good year, showing double digit revenue growth.

The story in Asia was similar, with La Résidence Phou Vao in Laos, Ubud Hanging Gardens in Bali and Napasai in Thailand all growing revenue by over 25%. The tragic event of Cyclone Nargis in Burma forced us to close The Governor’s Residence, despite minimal damage to the property, due to the domestic infrastructure breakdown in Burma.

In South Africa, the Mount Nelson Hotel in Cape Town grew revenues by 12%, in local currency. In Johannesburg, The Westcliff also saw good revenue growth underpinned by 12% RevPAR growth, in local currency. The country is so far bucking all international trends, as its economy performs strongly and the industry anticipates World Cup year in 2010. Orient–Express Safaris grew revenue by 28% and EBITDA by 28%, in local currency, in its best year since acquisition in 1992.

Real Estate

The collapse in the Real Estate sector around the world caused the Company to re-evaluate its strategy. The Company’s development in Dutch St Maarten, the 184 condominium Porto Cupecoy was re-branded, and new project management and sales resources engaged. The project will now be complete in late 2009, with renewed sales efforts commencing in early 2009.

In St Martin, the French side of the island, the Company elected to take the eight luxury La Samanna Villas into room stock, selling them out over the Christmas and New Year period at an ADR of over $8,000 per unit.

At Keswick Hall in Charlottesville two plots were sold in 2008, leaving 40 plots remaining to be sold. These are expected to move as and when the market recovers.

Trains and Cruises

Revenues for Trains and Cruises were negatively hit by the fact that Cyclone Nargis in Burma caused severe structural damage to the Road To Mandalay. I am pleased to say that the ship was fully repaired during the winter, and refloated in February, well in time for the 2009/10 season. The Venice Simplon-Orient-Express experienced a strong year with revenues up 9% but UK day trains, the British Pullman and Northern Belle saw local currency revenues decline 3% and 2% respectively, as the UK recession hit domestic demand.

Outlook

If I described the outlook one year ago for our industry as challenging, today one has to conclude that the industry is challenged. Key indices lead us to conclude that while trading patterns are following the sharp decline of the post 9/11 period in the short term, they are more likely to follow those of the mid 70s, early 80s and early 90s recessions, which means weak conditions for at least 18 months.

The important thing is to be prepared for such eventualities, and to have solid strategies in place to ensure we navigate challenges as and when they arise. Our management team has experience in these areas.  We cut costs early in the process and importantly have a culture that empowers managers to take the initiative to drive both revenues and profitability.

While we have implemented short-term strategies, it is important to ensure that these do not have a negative impact on our long-term goals. Our unique collection of valued assets around the world must not only be well managed but well maintained and while we have ceased investment in the short term, while cash preservation is key, long-term asset management will be a priority. Our core philosophies remain, which are centered around delivering a premium level of service and quality to our guests, delivered by a highly competent and well trained team of individuals from around the world of Orient–Express Hotels.

This Company is focussed on remaining disciplined during this economic downturn to ensure it can move rapidly forward when we see the first signs of recovery.

Paul M. White

President and Chief Executive Officer

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Management evaluates the operating performance of the Company on the basis of segment net earnings before interest expense (but after interest income from unconsolidated companies), foreign currency, tax (including tax on earnings from unconsolidated companies), depreciation and amortization (“segment EBITDA”) and believes that segment EBITDA is a useful measure of operating performance because segment EBITDA is not affected by non-operating factors such as leverage and the historic cost of assets.  EBITDA is a financial measure commonly used in OEH’s industry.  The Company’s segment EBITDA, however, may not be comparable in all instances to EBITDA as disclosed by other companies.  Segment EBITDA should not be considered as an alternative to earnings from continuing operations or net earnings (as determined in accordance with U.S. generally accepted accounting principles) as a measure of the Company’s operating performance, or as an alternative to net cash provided by operating, investing and financing activities (as determined in accordance with U.S. generally accepted accounting principles) as a measure of the Company’s ability to meet cash needs.

This report contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These include statements regarding earnings outlook, investment plans and similar matters that are not historical facts. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause a difference include, but are not limited to, those mentioned in the report, possible claims against the Company by the New York Public Library if the agreement between the parties cannot be satisfactorily amended, unknown effects on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, failure to realize hotel bookings and reservations and planned property development sales as actual revenue, inability to sustain price increases or to reduce costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing proposed capital expenditures and acquisitions, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion or development projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, changing global and regional economic conditions including economic downturns in many parts of the world and weakness in financial markets, and legislative, regulatory and political developments. Further information regarding these and other factors is included in the filings by the Company with the U.S. Securities and Exchange Commission.